SCHWARTZ INVESTMENT TRUST

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                               DEALER'S AGREEMENT

     Gregory J. Schwartz & Co., Inc. ("Distributor") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of the mutual funds set forth on Schedule A to this Agreement (the "Funds"), of which it is the exclusive underwriter. Distributor agrees to sell to you, subject to any limitations imposed by the Funds, Shares issued by the Funds and to promptly confirm each sale to you. All sales will be made according to the following terms:

     1. All offerings of any of the Shares by you must be made at the public offering prices, and shall be subject to the conditions of offering, set forth in the then current prospectus of the Funds (the "Prospectus") and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), including Section 24 of the Rules of Fair Practice of the NASD. You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer. Upon application to Distributor, Distributor will inform you as to the states or other jurisdictions in which Distributor believes the Shares may legally be sold.

     2. You hereby authorize Distributor to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record. With respect to purchases of shares in such accounts, you will be entitled to receive the sales commissions, if any, described in the Prospectus. All designations as Dealer of Record, and all authorizations of Distributor to act as your agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record.

     3. Distributor reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering prices determined by, or for, the Funds.

     4. All orders are subject to acceptance or rejection by Distributor in its sole discretion. The Distributor reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

     5. Payment shall be made to the Funds and shall be received by its transfer agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law. With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to Distributor all of your right, title and interest in such Shares to secure payment therefor. You appoint Distributor as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph. If such payment is not received within the required time period, Distributor

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reserves the right,  without notice, and at its option,  forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Funds, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person. You agree that Distributor may hold you responsible for any loss, including loss of profit, suffered by the Funds, its transfer agent or Distributor, resulting from your failure to make payment within the required time period.

     6. No person is authorized to make any representations concerning Shares of the Funds except those contained in the current applicable Prospectus and Statement of Additional Information and in sales literature issued and furnished by Distributor supplemental to such Prospectus. Distributor will furnish additional copies of the current Prospectus and Statement of Additional Information and such sales literature and other releases and information issued by Distributor in reasonable quantities upon request.

     7. Under this Agreement, you act as principal and are not employed by Distributor as broker, agent or employee. You are not authorized to act for Distributor nor to make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and Statement of Additional Information furnished to you by Distributor from time to time and upon such written representations as may hereafter be made by Distributor to you over its signature.

     8. You appoint the transfer agent for the Funds as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers purchasing such Shares and any co-owners of such Shares.

     9. You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of Distributor, or the request of the Funds, promptly make such records available to Distributor or to the Funds as are requested, and (b) promptly notify Distributor if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner. In addition, you will establish appropriate procedures and reporting forms and schedules, approved by Distributor and by the Funds, to enable the parties hereto and the Funds to identify all accounts opened and maintained by your customers.

     10. Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing of the NASD and agrees to abide by all its Rules of Fair Practice including, but not limited to, the following provisions:

     (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding. You shall not purchase any Shares from Distributor other than for investment, except for the purpose of covering purchase orders already received.

     (b) All conditional orders received by Distributor must be at a specified definite price.

     (c) Neither Distributor, as exclusive underwriter for the Funds, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Funds. Nothing in this sub-paragraph shall prevent you from selling Shares for the account of a record holder to

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Distributor or the Funds at the net asset value currently quoted by, or for, the
Funds and charging the investor a fair commission for handling the transaction.

     (d) You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus of the Funds is for investment purposes only and not for purposes of resale. Shares so purchased may be resold only to the Fund which issued them.

     11. Distributor represents that (a) the Funds are properly registered pursuant to the Investment Company Act of 1940; (b) that the Shares are properly registered under the Securities Act of 1933; (c) that the registration statement and Prospectus comply in all material respects with the provisions of the Securities Act of 1933, including the rules and regulations promulgated thereunder, and do not contain any untrue statement of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (d) Distributor is not aware of any investigation commenced by the Securities and Exchange Commission or any other regulatory or self-regulatory organization, or any proceeding or threatened proceeding, that concerns the Funds.

     12. You agree that you will indemnify Distributor, the Funds, the Funds' transfer agent, the Funds' investment adviser, and the Funds' custodian and hold such persons harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with you which are performed in connection with the discharge of your responsibilities under this Agreement. If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you.

     13. Distributor shall indemnify, defend and hold harmless you and each of your affiliates, directors, officers, employees and agents and each person who controls you within the meaning of the Securities Act of 1933, as amended (collectively, the "Indemnified Parties") from and against any and all losses insofar as such losses arise out of or are based upon (1) Distributor's negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under the Agreement, (2) any untrue or alleged untrue statement of a material fact contained in the registration statement, Prospectus or Statement of Additional Information of the Funds or any promotional material or other information furnished to the Indemnified Parties, in writing, for distribution to the shareholders, and (3) any material breach by Distributor of a representation, warranty or covenant made in this Agreement. Distributor shall also reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such losses. This indemnity provision is in addition to any other liability which Distributor may otherwise have. Promptly after receipt by an Indemnified Party of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against Distributor under this section, notify Distributor of the commencement thereof, but the omission so to notify Distributor will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it has notified Distributor of the commencement thereof, Distributor will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Distributor of its intention to assume the defense of an action, the

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Indemnified Party shall bear the expenses of any additional  counsel obtained by it, and  Distributor  shall not be liable to such  Indemnified  Party under this
section  for  any  legal  or  other  expenses   subsequently  incurred  by  such
Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of Distributor. Distributor may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

     14. This Agreement may be assigned by Distributor to an affiliated entity controlling, controlled by, or under common control with Distributor, provided, however, that this Agreement will automatically terminate in the event of its assignment as such term is defined in the Investment Company Act of 1940. Either party hereto may cancel this Agreement without penalty upon ten days' written notice. This Agreement may also be terminated as to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Funds who are not "interested persons" (as such term is defined in the Investment Company Act of 1940), or by a vote of a majority of the outstanding voting securities of the terminating Fund on ten days' written notice.

     15. All communications to Distributor should be sent to Gregory J. Schwartz & Co., Inc., 3707 West Maple Road, Bloomfield Hills, Michigan 48301, or at such other address as Distributor may designate in writing. Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

     16. This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

     17. Distributor agrees that the names, addresses and telephone numbers of all customers of you and your affiliates obtained by virtue of this Agreement shall remain confidential and shall not be used by Distributor for any purpose whatsoever except as may be necessary to distribute and administer the Funds. In no event shall the names, addresses or telephone numbers of customers or prospective customers of you and your affiliates be furnished by Distributor or its agents to any other individuals, organizations or institutions except as may be required by law. This provision shall survive termination of this Agreement.

     18. This Agreement shall be binding (i) upon placing your first order with Distributor for the purchase of Shares, or (ii) upon receipt by Distributor in Bloomfield Hills, Michigan of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first. This Agreement shall be construed in accordance with the laws of the State of Michigan.

     19. The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return one copy of this Agreement to the Distributor.

ACCEPTED BY DEALER

Provider: ______________________________     Clearing #:  ____________________

Broker Dealer Tax I.D. #: ______________     NSCC Alpha Code:  _______________

Address: _______________________________     Trading Contact
                                             Name:  __________________________
City: __________________________________

State: _____________   Zip Code:  ______     Telephone #:  ___________________

Dated: _______________________               Fax:  ___________________________

By: ____________________________________
            Authorized Signatory

Name: __________________________________
                      Printed

Title: _________________________________


GREGORY J. SCHWARTZ & CO., INC.
3707 West Maple Road
Bloomfield Hills, Michigan 48301
(248) 644-2701

By: ____________________________________

Name: __________________________________

Title: _________________________________

Date: __________________________________

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                                   Schedule A
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                         FUNDS SUBJECT TO THIS AGREEMENT

                               Schwartz Value Fund
                         Ave Maria Catholic Values Fund


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